Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02210

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Event Requiring Statement
(Month/Day/Year):	August 1, 2017

Footnotes to Form 3

(1)  Represents shares of the Issuer directly held by the following entities as of August 1, 2017: 6,332,076 shares held by Thomas H. Lee. Equity Fund VI, L.P. (“Equity Fund VI”), 4,287,744 shares held by Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), 748,983 shares held by Thomas H. Lee Parallel (DT) Fund VI, L.P. (“Parallel (DT) Fund VI”), 9,323,549 shares of common stock held by THL Equity Fund VII (inVentiv), L.P. (“Equity Fund VII inVentiv”), 59,426 shares held by THL Coinvestment Partners, L.P. (“Coinvest Partners”), 11,285 shares held by THL Operating Partners, L.P. (“THL Operating”), 32,427 shares of common stock held by Great-West Investors, L.P. (“Great-West”), and 32,399 shares held by Putnam Investments Employees’ Securities Company III, LLC (“Putnam III”).  Represents shares of the Issuers indirectly held by the following entities, in each case, through a wholly owned subsidiary of the respective entity as of August 1, 2017: 1,429,259 shares held by Thomas H. Lee Equity Fund VII, L.P. (“Equity Fund VII”), 1,127,743 shares held by Thomas H. Lee Parallel Fund VII, L.P. (“Parallel Fund VII”), 1,511,529 shares held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (“Parallel (Cayman) Fund VII”), 125,282 shares held by THL Executive Fund VII, L.P. (“Executive Fund VII”).  Also represents 217,962 shares held indirectly by THL Fund VII Coinvestment Partners, L.P. (“Fund VII Coinvest”) proportionally through the Subsidiaries as of August 1, 2017.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of Thomas H. Lee Partners, L.P. (“THL”), which in turn is the sole member of THL Equity Advisors VI (“Equity Advisors VI”), the sole member of THL Equity Advisors VII (“Equity Advisors VII”), the general partner of THL Operating, the general partner of Fund VII Coinvest, and the general partner of Coinvest Partners. Equity Advisors VI is the general partner of Equity Fund VI, (DT) Fund VI, and Parallel Fund VI. Equity Advisors VII is the general partner of Equity Fund VII, Parallel Fund VII, Parallel (Cayman) Fund VII, Executive Fund VII, and Equity Fund VII (inVentiv). THL Advisors is the attorney-in-fact of Great-West Investors and Putnam, LLC. Putnam, LLC is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.

(3) The Reporting Person disclaims beneficial ownership of all shares of the Issuer for the purposes of Section 16 or for any other purpose, except to the extent of the Reporting Person’s pecuniary interest therein.